UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 8, 2005

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition.

On September 8, 2005, SWS Group, Inc. (“SWS”) issued two press releases regarding the delayed filing of its Form 10-K for the fiscal year ended June 24, 2005 and its anticipated fourth quarter net income. The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On September 8, 2005, SWS’ management and its audit committee concluded that certain of SWS’ previously issued financial statements would be restated. As a result of the restatement, readers should no longer rely on our previously filed financial statements and other financial information for the years and for each of the quarters in the years 2004, 2003, 2002 and 2001. Readers should also no longer rely on our quarterly reports for the first three quarters of fiscal 2005.

SWS has reviewed its accounting for its Derivative Adjustable Ratio SecuritiesSM (DARTSSM) transaction and concluded that it made an accounting error in the valuation of the embedded equity derivative in the DARTSSM. SWS erroneously computed the downside protection from the derivative as a call option rather than as a put option. The effect of the error was to overstate net income by $3.1 million in the first quarter of fiscal 2005 and understate net income by $135,000 in fiscal 2004, $616,000 in fiscal 2003, $963,000 in 2002 and $1.4 million in 2001. There is no cumulative net effect from the error on income and there is no effect on the most recently reported balance sheet. The DARTSSM were 5-year notes that SWS originally issued in fiscal 1999 as a hedge on appreciated stock of Knight Trading Group, Inc. The DARTSSM matured on June 30, 2004, during the first quarter of fiscal 2005.

We have reviewed the impact of the error on management’s assessment as to the effectiveness of internal control over financial reporting as of the fiscal year-end dated June 24, 2005. This transaction did not exist at June 24, 2005 as a result of the DARTSSM maturity on June 30, 2004; therefore, no controls over valuation of the embedded derivatives were required at June 24, 2005 since we had no such transaction in place at June 24, 2005 and we have no expectation of entering into derivative transactions in the future. Consequently, management has concluded that no material weakness existed in internal control over financial reporting at June 24, 2005.

SWS’ management and audit committee have discussed the matters disclosed in this Item 4.02 with PricewaterhouseCoopers, LLP its independent registered public accounting firm.

Item 9.01(c). Exhibits.

Exhibit 99.1	Press Release issued by SWS on September 8, 2005 relating to the delayed fining of the Form 10-K.

Exhibit 99.2	Press Release issued by SWS on September 8, 2005 relating to SWS’ anticipated fourth quarter net income.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: September 9, 2005	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks
Executive Vice President, Chief Financial Officer and Treasurer

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